UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016 (May 31, 2016)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55598 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On May 31, 2016, RREEF Property Trust, Inc. (the “Company”) and RREEF Property Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), notified SC Distributors, LLC, the Company’s unaffiliated dealer manager (the “Dealer Manager”) for the Company’s initial public offering (the “Initial Public Offering”), that the Company has elected to terminate the amended and restated dealer manager agreement, dated as of January 26, 2016 (the “Dealer Manager Agreement”), by and among the Company, the Operating Partnership and the Dealer Manager. Such termination will be effective on the earlier of July 1, 2016 or the last day of the Initial Public Offering. The Dealer Manager Agreement governs the distribution by the Dealer Manager of the Company’s class A shares, class I shares and class T shares of common stock in the Initial Public Offering. The Company and the Operating Partnership terminated the Dealer Manager Agreement and appointed the new dealer manager, an affiliate of the Company’s advisor, (discussed below) in an effort to better align and strengthen the Company’s capital raising efforts.

Item 8.01.    Other Events.

The Board of Directors of the Company has appointed Deutsche AM Distributors, Inc. (“DDI”), an affiliate of the Company’s advisor and the placement agent for the Company’s private offering, to serve as the dealer manager for the Company’s follow-on public offering, for which the Company filed a Registration Statement on Form S-11 on December 23, 2015. Accordingly, the Company intends to enter into an agreement with DDI whereby DDI will assume the role of dealer manager for the follow-on offering, subject to receipt of all required regulatory approvals.

DDI is a registered broker-dealer incorporated in 1994 and is a principal underwriter for the funds supporting the Deutsche Asset Management retail distribution channel. The U.S. retail business of DDI encompasses all intermediary distributed business and is comprised of the retail advisor and retail intermediary channels. The retail advisor channel includes: wirehouse, regional broker-dealer and independent broker-dealer channels. The retail intermediary channel contains all financial intermediaries including registered investment advisors, multi-family offices, trusts, private banks, regional banks, sub-advisory, insurance companies, retirement platforms, ETF strategists and multi-manager platforms. DDI has an extensive sales team of over 69 external wholesalers, 38 internal wholesalers and 13 national account managers. DDI’s wholesaling team raised $31.9 billion in fee-earning assets for its various products in 2015 with its top five sales through some of the top wealth advisors in the country. The sales team also has extensive familiarity with Deutsche Asset Management’s Alternatives and Real Assets team and platform, raising significant capital over the past five years for real estate and infrastructure mutual funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF PROPERTY TRUST, INC.

By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 2, 2016